                  AMENDMENT OF NON-NEGOTIABLE INTERCOMPANY NOTE

         WHEREAS, Kaiser Aluminum Corporation ("KAC"), formerly known as
KaiserTech Limited, executed a Non-Negotiable Intercompany Note, dated December
21, 1989, payable to the order of Kaiser Aluminum & Chemical Corporation
("KACC"); and

         WHEREAS, such Non-Negotiable Intercompany Note has been amended, as memorialized by Confirmation of Amendment of Non-Negotiable Intercompany Note,
dated as of October 6, 1993 (the Non-Negotiable Intercompany Note, as amended from time to time, the "KT Note"); and

         WHEREAS, the KT Note has been pledged and delivered to BankAmerica
Business Credit, Inc., predecessor of Bank of America, N.A., as the Agent, under and as defined in that certain Company Pledge Agreement, dated as of February
15, 1994 (as amended, the "Company Pledge Agreement"), among KACC and
BankAmerica Business Credit, Inc.; and

         WHEREAS, KAC and KACC have agreed that the KT Note should be amended, effective as of December 11, 2000, as hereinafter described; and

         WHEREAS, the Company Pledge Agreement contemplates that Pledged Notes
(as therein defined, including the KT Note) may be amended, modified, or supplemented from time to time; and

         WHEREAS, the Credit Agreement, dated as of February 15, 1994, among
KACC, KAC, the various financial institutions that are or may from time to time become parties thereto (collectively, the "Lenders"), and Bank of America, N.A.
(successor to BankAmerica Business Credit, Inc., as agent for the Lenders (as amended, the "Credit Agreement") permits under clause (k) of the second paragraph of Section 9.2.14 thereof any amendment of the KT Note that extends the maturity thereof or reduces the interest rate thereon; and

         WHEREAS, this Amendment of Non-Negotiable Intercompany Note is made in order to memorialize the agreement between KAC and KACC amending the KT Note and to evidence the acknowledgment of the Agent of such amendment of the KT Note;

         NOW, THEREFORE, KAC and KACC hereby amend the KT Note, effective as of
December 11, 2000, in the following respect only:

         1.       Section 2 of the KT Note is amended to read as follows in its entirety:

                  "2. Subject to Section 5 hereof, no payment of principal or interest shall be required to be made on this Note prior to December
         21, 2006. Beginning on December 21, 2006, this Note shall be due and payable annually on each anniversary of the date of this Note as to principal and interest (including interest accrued hereon from the
         Issuance Date through December 21, 2005, which shall be added to the unpaid principal amount hereof) in level installments which, if timely made, would be sufficient fully to satisfy the outstanding principal balance hereof (including interest accrued hereon from the Issuance
         Date through December 21, 2005) plus interest hereon over a 15-year term, commencing on December 21, 2006. Each such level payment shall be applied first to interest and the balance to principal."

         IN WITNESS WHEREOF, KAC and KACC have executed this Amendment of Non-
Negotiable Intercompany Note as of December 11, 2000.

                                      Kaiser Aluminum Corporation

                                      By:   /S/ JOHN T. LA DUC
                                         ---------------------------------------
                                      Title:  Executive Vice President and
                                               Chief Financial Officer

                                      Kaiser Aluminum & Chemical Corporation

                                      By:    /S/ DAVID A. CHEADLE
                                         ---------------------------------------
                                      Title:  Assistant Treasurer

         Bank of America, N.A., successor to BankAmerica Business Credit, Inc., as Agent under the Company Pledge Agreement, hereby acknowledges that the KT
Note has been amended as hereinabove described.

                                       Bank of America, N.A.

                                       By:   /S/ MICHAEL J. JASAITIS
                                          --------------------------------------
                                       Title:   VP